Exhibit 99.1

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports

Record All-Time Quarterly Revenue and EPS

•	Record quarterly earnings of $1.09 per diluted share.

•	Freight revenues increased 18 percent compared with the same 2004 period to a record of $3.22 billion.

•	Record quarterly operating income of $778 million.

•	Quarterly operating ratio continued to decrease to 75.8 percent.

FORT WORTH, Texas, October 25, 2005 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported record quarterly earnings of $1.09 per diluted share. Third-quarter 2004 diluted earnings per share were $0.01, which included a net of tax charge of $288 million, or $0.76 per diluted share to reflect changes in BNSF’s estimate of asbestos and environmental liabilities.

“Demand for rail transportation continues to outpace the rest of the economy,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. “BNSF continues to operate a fluid rail network and, as a result, we have recorded our fourteenth consecutive quarter of year-over-year volume increases.”

Third-quarter 2005 freight revenues increased $480 million, or 18 percent, to a quarterly record of $3.22 billion compared with 2004 third-quarter freight revenues of $2.74 billion related to a combination of volume, fuel surcharges, and price increases. Revenue for the third-quarter of 2005 included fuel surcharges of $296 million compared with $95 million in the third-quarter of 2004.

-more-

BNSF experienced revenue increases in all four of the Company’s business groups during the third quarter. Consumer Products revenues increased $234 million, or 21 percent, to $1,331 million, largely from strong volume increases across most of the business sectors. Industrial Products revenues increased $109 million, or 17 percent, to $743 million. Agricultural Products revenues were up $104 million, or 25 percent, to $522 million, due largely to strong exports through the Gulf and Pacific Northwest ports. Coal revenues rose by $33 million, or 6 percent, to $622 million.

Operating expenses for the third-quarter of 2005 were $2.54 billion. This compares with third-quarter 2004 operating expenses of $2.69 billion, which included a pre-tax charge of $465 million. Third-quarter 2005 operating expenses reflect a 5-percent increase in gross ton-miles and a 45-percent increase in fuel prices after hedge benefit compared to the prior-year quarter. Additionally, BNSF’s quarterly operating ratio continued to decrease to 75.8 percent.

BNSF’s subsidiary, BNSF Railway Company, operates one of the largest railroad networks in North America, with about 32,000 route miles covering 28 states and two Canadian provinces. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other American railroad, transports the components of many of the products we depend on daily, and hauls enough coal to generate about ten percent of the electricity produced in the United States. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

Financial information follows.

Burlington Northern Santa Fe Corporation

Consolidated Income Information

(Dollars in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004 (a)	2005	2004 (a)
Operating revenues
Freight revenues	$3,218	$2,738	$9,160	$7,823
Other revenues	99	55	277	145

Total operating revenues	3,317	2,793	9,437	7,968

Operating expenses
Compensation and benefits	900	853	2,602	2,458
Fuel	499	332	1,352	938
Purchased services	432	357	1,273	1,048
Depreciation and amortization	271	254	802	754
Equipment rents	223	210	654	594
Materials and other	214	687	632	1,158

Total operating expenses	2,539	2,693	7,315	6,950

Operating income	778	100	2,122	1,018
Interest expense	106	102	327	305
Other expense (income), net	16	(5)	31	(3)

Income before income taxes	656	3	1,764	716
Income tax expense	242	1	663	272

Net income	$414	$2	$1,101	$444

Diluted earnings per share	$1.09	$0.01	$2.88	$1.19
Diluted average shares outstanding (in millions)	380.4	376.5	382.2	374.6

Operating ratio (b)	75.8%	96.3%	76.8%	87.0%

(a)	Includes impact of third quarter 2004 charge of $465 million ($288 million after-tax or $0.76 per share).

(b)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	September 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$274	$322
Accounts receivable, net	286	181
Materials and supplies	395	339
Current portion of deferred income taxes	181	308
Current portion of fuel-hedging asset	493	264
Other current assets	272	201

Total current assets	1,901	1,615
Property and equipment, net	26,302	25,814
Other assets	1,816	1,496

Total assets	$30,019	$28,925

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$2,541	$2,251
Long-term debt due within one year	472	465

Total current liabilities	3,013	2,716
Long-term debt and commercial paper	5,931	6,051
Deferred income taxes	7,986	7,820
Casualty and environmental liabilities	909	941
Minimum pension liability	353	353
Employee separation costs	108	124
Other liabilities	1,651	1,609

Total liabilities	19,951	19,614

Stockholders’ equity:
Common stock and additional paid-in capital	6,611	6,304
Retained earnings	7,690	6,792
Treasury stock	(4,339)	(3,741)
Unearned compensation	(27)	(43)
Accumulated other comprehensive income (loss)	133	(1)

Total stockholders’ equity	10,068	9,311

Total liabilities and stockholders’ equity	$30,019	$28,925

Book value per share	$26.98	$24.71

Common shares outstanding (in millions)	373.2	376.8

Net debt to total capitalization*	37.8%	39.9%

*	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders’ equity.

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information*

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating activities
Net income	$414	$2	$1,101	$444
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	271	254	802	754
Deferred income taxes	68	(33)	209	150
Employee separation costs paid	(12)	(14)	(27)	(29)
Long-term casualty and environmental liabilities, net	(7)	452	(40)	484
Other, net	(27)	(27)	(45)	(62)
Changes in working capital	110	135	96	(58)

Net cash provided by operating activities	817	769	2,096	1,683

Investing activities
Capital expenditures	(447)	(472)	(1,245)	(1,164)
Other, net	320	66	(184)	(203)

Net cash used for investing activities	(127)	(406)	(1,429)	(1,367)

Financing activities
Net repayments	(364)	(360)	(139)	(127)
Dividends paid	(64)	(57)	(192)	(168)
Proceeds from stock options exercised	66	133	193	274
Purchase of BNSF common stock	(133)	(86)	(575)	(258)
Other financing activities	—	1	(2)	3

Net cash used for financing activities	(495)	(369)	(715)	(276)

Increase (decrease) in cash and cash equivalents	195	(6)	(48)	40
Cash and cash equivalents:
Beginning of period	79	64	322	18

End of period	$274	$58	$274	$58

*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Statement of Changes in Stockholders’ Equity

(Shares in thousands, dollars in millions, except per share data)

	Common Shares	Treasury Shares	Common Stock and Paid-in Capital	Retained Earnings	Treasury Stock	Unearned Compensation	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at December 31, 2004	517,275	(140,463)	$6,304	$6,792	$(3,741)	$(43)	$(1)	$9,311
Common stock dividends, $0.54 per share				(203)				(203)
Adjustments associated with unearned compensation, restricted stock	662	(122)	31			16		47
Exercise of stock options and related tax benefit of $60	7,378	(434)	276		(23)			253
Purchase of BNSF common stock (a)	—	(11,144)			(575)			(575)
Comprehensive income:
Net income				1,101				1,101
Gain on derivative instruments, net of tax expense of $83							134	134

Total comprehensive income								1,235

Balance at September 30, 2005	525,315	(152,163)	6,611	7,690	(4,339)	(27)	133	10,068

(a)	Total-to-date share repurchases through September 30, 2005, were 145 million shares at an average price of $28.66 per share, leaving 5 million shares available for repurchase out of the 150 million shares authorized.

Burlington Northern Santa Fe Corporation

Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Cars/units (in thousands)	2,570	2,467	7,443	7,035
Average revenues per car/unit	$1,252	$1,110	$1,231	$1,112
Revenue ton miles (in millions)	151,419	144,235	444,341	421,144
Gross ton miles (in millions)	269,596	256,724	790,138	746,962
RTM/GTM	0.56	0.56	0.56	0.56
Freight revenue/thousand RTM	$21.25	$18.98	$20.61	$18.58
Operating expense/thousand RTM (a)	$16.77	$18.67	$16.46	$16.50
Freight revenue/thousand GTM	$11.94	$10.67	$11.59	$10.47
Operating expense/thousand GTM (a)	$9.42	$10.49	$9.26	$9.30
Compensation and benefits/thousand GTM	$3.34	$3.32	$3.29	$3.29
Average employees	39,923	37,972	39,292	37,442
Period end employees	40,244	38,250	40,244	38,250
Thousand RTM/average employee	3,793	3,798	11,309	11,248
Thousand GTM/average employee	6,753	6,761	20,109	19,950
Gallons of fuel used (in millions)	349	336	1,043	996
Average price per gallon of fuel (cents) (b)	143.0	98.8	129.6	94.2
GTM/gallon of fuel	772	764	758	750
Freight train miles (in millions)	42	40	125	116
GTM/freight train hours (in thousands)	120	125	122	129
Route miles operated	32,181	32,706	32,181	32,706

(a)	Includes impact of $465 million third quarter 2004 charge.

(b)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	Percent Change	2005	2004	Percent Change
Revenues (in millions)
Intermodal	$1,133	$940	20.5%	$3,130	$2,600	20.4%
Automotive	97	72	34.7	293	227	29.1
Other Consumer Products	101	85	18.8	279	237	17.7

Total Consumer Products	1,331	1,097	21.3	3,702	3,064	20.8
Industrial Products	743	634	17.2	2,108	1,817	16.0
Coal	622	589	5.6	1,811	1,662	9.0
Agricultural Products	522	418	24.9	1,539	1,280	20.2

Total freight revenue	3,218	2,738	17.5	9,160	7,823	17.1
Other revenue	99	55	80.0	277	145	91.0

Total revenues	$3,317	$2,793	18.8%	$9,437	$7,968	18.4%

Cars/units (in thousands)
Intermodal	1,281	1,193	7.4%	3,640	3,310	10.0%
Automotive	41	37	10.8	131	117	12.0
Other Consumer Products	52	48	8.3	148	136	8.8

Total Consumer Products	1,374	1,278	7.5	3,919	3,563	10.0
Industrial Products	399	407	(2.0)	1,182	1,164	1.5
Coal	570	572	(0.3)	1,660	1,641	1.2
Agricultural Products	227	210	8.1	682	667	2.2

Total cars/units	2,570	2,467	4.2%	7,443	7,035	5.8%

Average revenue per car/unit
Intermodal	$884	$788	12.2%	$860	$785	9.6%
Automotive	2,366	1,946	21.6	2,237	1,940	15.3
Other Consumer Products	1,942	1,771	9.7	1,885	1,743	8.1

Total Consumer Products	969	858	12.9	945	860	9.9
Industrial Products	1,862	1,558	19.5	1,783	1,561	14.2
Coal	1,091	1,030	5.9	1,091	1,013	7.7
Agricultural Products	2,300	1,990	15.6	2,257	1,919	17.6

Average revenue per car/unit	$1,252	$1,110	12.8%	$1,231	$1,112	10.7%

Revenue ton miles (in millions)
Intermodal	30,469	28,954	5.2%	89,719	82,263	9.1%
Automotive	1,364	1,084	25.8	4,265	3,425	24.5
Other Consumer Products	3,673	3,422	7.3	10,370	9,661	7.3

Total Consumer Products	35,506	33,460	6.1	104,354	95,349	9.4
Industrial Products	27,322	26,632	2.6	80,184	77,916	2.9
Coal	62,362	61,624	1.2	180,241	173,941	3.6
Agricultural Products	26,229	22,519	16.5	79,562	73,938	7.6

Total revenue ton miles	151,419	144,235	5.0%	444,341	421,144	5.5%

Freight revenue per thousand ton miles
Intermodal	$37.19	$32.47	14.5%	$34.89	$31.61	10.4%
Automotive	71.11	66.42	7.1	68.70	66.28	3.7
Other Consumer Products	27.50	24.84	10.7	26.90	24.53	9.7

Total Consumer Products	37.49	32.79	14.3	35.48	32.13	10.4
Industrial Products	27.19	23.81	14.2	26.29	23.32	12.7
Coal	9.97	9.56	4.3	10.05	9.55	5.2
Agricultural Products	19.90	18.56	7.2	19.34	17.31	11.7

Freight revenue per thousand ton miles	$21.25	$18.98	12.0%	$20.61	$18.58	10.9%

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Capital expenditures (in millions)
Maintenance of way
Rail	$64	$61	$170	$175
Ties	72	72	225	211
Surfacing	54	49	136	123
Other	91	96	260	265

Total maintenance of way	281	278	791	774
Mechanical	31	45	94	76
Information services	16	38	50	63
Other	27	33	67	62

Total maintenance of business	355	394	1,002	975

New locomotive acquisitions	—	—	—	16
Terminal and line expansion	92	78	243	173

Total capital expenditures	$447	$472	$1,245	$1,164

Track maintenance
Track miles of rail laid
Maintenance of business	149	177	397	495
Expansion projects	51	31	129	68

Total	200	208	526	563

Cross ties inserted (thousands)
Maintenance of business	798	917	2,222	2,095
Expansion projects	113	68	303	170

Total	911	985	2,525	2,265

Track resurfaced (miles)	4,265	3,767	10,249	9,036